Hartford Funds Exchange-Traded Trust

POWER OF ATTORNEY

December 8, 2016

Robin Christine Beery	Naozer Dadachanji
David Sung	Theodore James Lucas

do hereby constitute and appoint Walter F. Garger and Alice A. Pellegrino, each of them with full powers of substitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name and on his or her behalf in any and all capacities the Hartford Funds Exchange-Traded Trust’s (“Trust’s”) Registration Statements, and any and all amendments thereto, and all other documents, filed by the Trust or its affiliates with the Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940, as amended, and (as applicable) the Securities Act of 1933, as amended, and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable the Trust or its affiliates to comply with such Acts, the rules, regulations and requirements of the SEC the securities, Blue Sky law (as applicable) and/or corporate/trust laws of any state or other jurisdiction, the Commodities Future Trading Commission, and the regulatory authorities of any foreign jurisdiction, including all documents necessary to ensure the Trust has insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned hereby ratifies and confirms as his or her own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue of this power of attorney.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney to be effective as of the date first written above.

/s/ Robin Christine Beery	/s/ Naozer Dadachanji
Robin Christine Beery	Naozer Dadachanji

/s/ David Sung	/s/ Theodore James Lucas
David Sung	Theodore James Lucas